Filed Pursuant to Rule 424(b)(4)
                                                      Registration No. 333-76144

                              PROSPECTUS SUPPLEMENT
                                       to
           Prospectus dated February 19, 2002 and supplemented by the
          Prospectus Supplements, dated March 13, 2002, April 22, 2002,
           April 25, 2002, April 30, 2002, May 13, 2002, May 17, 2002,
            November 14, 2002, November 21, 2002, November 22, 2002,
             December 5, 2002, December 20, 2002, January 13, 2003,
      January 14, 2003, January 27, 2003, February 5, 2003, April 1, 2003,
     April 8, 2003, April 9, 2003, May 1, 2003, May 29, 2003, June 18, 2003,
    June 20, 2003, June 24, 2003, July 3, 2003, July 11, 2003, July 29, 2003
                                and July 30, 2003

                                       of

                                  FINDWHAT.COM


         Bradley Beasley (the "Mr. Beasley") sold the following number of shares of our common stock on the following dates at the per share prices set forth below:

o        2,000 shares at $26.87 per share on September 8, 2003.

This sale was effected by UBS Financial Services Inc., as agent, at a total commission charge of $609.60. Immediately following this sale, Mr. Beasley beneficially owned 4,250 shares of our common stock.

On September 10, 2003, the closing price per share of our common stock on the Nasdaq National Market was $25.45.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SHARES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

          The date of this Prospectus Supplement is September 11, 2003.